Exhibit 10.33

VENTURE PARTNER AGREEMENT

This Venture Partner Agreement (this “Agreement”) is made and entered into as of July 21, 2025 (the “Execution Date”), and shall be deemed effective as of September 1, 2024 (the “Effective Date”), by and between:

OSR Holdings, Inc.,
10900 NE 4th Street, Suite 2300
Bellevue, WA 98004, U.S.A.
(hereinafter “OSR” or the “Company”)

and

Josh Pan
22548 5th Pl W

Bothell, WA 98021, U.S.A.
(hereinafter the “Venture Partner”).

OSR and Venture Partner are collectively referred to as the “Parties” and individually as a “Party.”

1. Background and Intent

1.1 The Company desires to engage the Venture Partner to provide strategic and scientific advisory services in connection with its portfolio companies, research initiatives, and business development activities.

1.2 The Parties acknowledge that the Venture Partner has provided advisory services to the Company beginning on or about the Effective Date, and this Agreement is intended to memorialize and govern such relationship on a formal basis.

1.3 Except as expressly provided herein, nothing in this Agreement shall be construed to grant the Venture Partner managerial, executive, or fiduciary authority over the Company.

2. Scope of Services

2.1 The Venture Partner shall provide non-exclusive, part-time advisory services (the “Services”), which may include:

●	Scientific and technical evaluation of pipeline assets;

●	Review and analysis of intellectual property, preclinical/clinical data, and regulatory strategy;

●	Participation in scientific and technical due diligence;

●	Strategic advice regarding research direction, licensing, and commercialization;

●	Identification of potential strategic collaborations or investments;

●	Introduction to relevant academic, scientific, or industry contacts;

●	Attendance at scientific conferences or advisory meetings on behalf of the Company when requested.

2.2 The Venture Partner shall determine the method, manner, and timing of performance of the Services, subject to reasonable coordination with the Company.

2.3 The Venture Partner shall perform the Services personally and shall not subcontract or delegate any material obligations without prior written consent of the Company.

3. No Authority; Independent Contractor

3.1 The Venture Partner is engaged as an independent contractor and not as an employee, officer, director, agent, partner, or joint venturer of the Company.

3.2 The Venture Partner shall have no authority to bind the Company, enter into agreements on behalf of the Company, make representations, incur liabilities, or otherwise create any obligation in the name of the Company unless expressly authorized in writing by an authorized officer of the Company.

3.3 Nothing in this Agreement shall be construed to create an agency relationship.

3.4 The Venture Partner shall be solely responsible for payment of all taxes, social security contributions, and other statutory obligations arising from compensation received under this Agreement.

4. Compensation

4.1 In consideration for the Services, the Company shall pay the Venture Partner a monthly advisory fee of USD 15,000, payable in arrears within thirty (30) days of receipt of invoice; or

4.2 The Parties acknowledge that advisory services were rendered beginning on the Effective Date. Any unpaid fees accrued from the Effective Date through the Execution Date shall be invoiced and paid within thirty (30) days following execution of this Agreement.

4.3 The Venture Partner shall be reimbursed for reasonable, documented, and pre-approved out-of-pocket expenses incurred in connection with the Services.

4.4 Unless otherwise agreed in writing, no equity compensation is granted pursuant to this Agreement.

5. Intellectual Property and Work Product

5.1 All analyses, reports, inventions, discoveries, improvements, data compilations, or other work product developed in connection with the Services (the “Results”) shall be the exclusive property of the Company.

5.2 The Venture Partner hereby irrevocably assigns to the Company all rights, title, and interest in and to such Results, including any intellectual property rights therein.

5.3 This assignment shall apply retroactively to all Results created on or after the Effective Date.

5.4 The Venture Partner retains ownership of any pre-existing intellectual property developed independently of this Agreement.

6. Confidentiality

6.1 “Confidential Information” means all non-public information disclosed to the Venture Partner, including scientific data, financial information, business plans, intellectual property, and proprietary know-how.

6.2 The Venture Partner shall:

●	Use Confidential Information solely for purposes of performing the Services;

●	Not disclose Confidential Information to third parties without prior written consent;

●	Take reasonable measures to protect such information.

6.3 These obligations apply to Confidential Information disclosed before or after the Effective Date.

6.4 The obligations shall survive termination of this Agreement.

7. Compliance with Laws

The Venture Partner shall perform the Services in compliance with applicable laws and regulations, including securities laws and insider trading restrictions where applicable.

8. Conflict of Interest

8.1 The Venture Partner represents that entry into this Agreement does not violate any other agreement.

8.2 The Venture Partner shall promptly disclose any actual or potential conflict of interest.

8.3 The Venture Partner shall not use any confidential information belonging to third parties in performing the Services.

9. Non-Competition and Non-Solicitation (Optional)

9.1 During the term of this Agreement, the Venture Partner shall not engage in activities that directly compete with the core platform technologies of the Company without prior written consent.

9.2 For a period of one (1) year following termination, the Venture Partner shall not solicit employees or consultants of the Company.

10. Term and Termination

10.1 This Agreement shall commence as of the Effective Date and continue until terminated.

10.2 Either Party may terminate this Agreement upon thirty (30) days’ written notice.

10.3 The Company may terminate immediately for material breach.

10.4 Termination shall not affect accrued rights or obligations.

11. Ratification of Prior Services

The Company hereby ratifies and confirms the advisory services rendered by the Venture Partner from the Effective Date through the Execution Date.

12. Miscellaneous

12.1 This Agreement constitutes the entire agreement between the Parties.

12.2 Any amendment must be in writing and signed by both Parties.

12.3 If any provision is invalid, the remaining provisions shall remain in effect.

12.4 This Agreement shall be governed by the laws of the State of New York.

12.5 The exclusive jurisdiction for disputes shall be New York, New York.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

OSR Holdings, Inc.

By:	/s/ Kuk Hyoun Hwang
Name:	Kuk Hyoun Hwang
Title:	CEO

Josh Pan

By:	/s/ Josh Pan
Name:	Josh Pan

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